                                                                 EXHIBIT 10.9(c)


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                            REIMBURSEMENT AGREEMENT


                                    BETWEEN


                               ABN AMRO BANK N.V.



                                      AND



                          GRIFFITH MICRO SCIENCE, INC.


                          DATED AS OF NOVEMBER 1, 1995




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

                            REIMBURSEMENT AGREEMENT

                   (This Table of Contents is not a part of
                         this Reimbursement Agreement
                                and is only for
                           convenience of reference)

   SECTION                              DESCRIPTION                                                  PAGE
ARTICLE ONE               DEFINITIONS...............................................................   1

       Section 1.1        Definitions...............................................................   1

ARTICLE TWO               LETTER OF CREDIT..........................................................  10

       Section 2.1.       Issuance of Letter of Credit..............................................  10
       Section 2.2.       Letter of Credit Drawings.................................................  10
       Section 2.3.       Reimbursement of Certain Liquidity Drawings under
                          the Letter of Credit......................................................  10
       Section 2.4.       Reimbursement of Drawings Other Than Liquidity
                          Drawings Creating Liquidity Advances under the Letter
                          of Credit.................................................................  11
       Section 2.5        Fees......................................................................  11
       Section 2.6.       Method  of  Payment.......................................................  11
       Section 2.7.       Substitute Letter of Credit...............................................  12
       Section 2.8.       Computation of Interest and Fees..........................................  12
       Section 2.9.       Payment Due on Non-Business Day to Be Made on
                          Next Business Day.........................................................  12
       Section 2.10.      Late Payments.............................................................  12
       Section 2.11.      Source of Funds...........................................................  12
       Section 2.12.      Extension of Stated Expiration Date.......................................  12
       Section 2.13.      Amendments upon Extension.................................................  12

ARTICLE THREE             CONDITIONS PRECEDENT......................................................  13

       Section 3.1.       Conditions Precedent to Issuance of Letter of Credit......................  13
       Section 3.2.       Conditions Precedent to Liquidity Advances................................  14

ARTICLE FOUR              REPRESENTATIONS AND WARRANTIES............................................  15

       Section 4.1.       Organization and Qualification............................................  15
       Section 4.2        Margin Stock..............................................................  15
       Section 4.3.       Financial Reports.........................................................  15
       Section 4.4.       Litigation................................................................  16
       Section 4.5.       Taxes.....................................................................  16
       Section 4.6.       Approvals.................................................................  16
       Section 4.7.       ERISA.....................................................................  16
       Section 4.8.       Investment Company........................................................  16

    Section 4.9.             Public Utility Holding Company.........................................  17
    Section 4.10.            Incorporation of Representations and Warranties
                             by Reference...........................................................  17

ARTICLE FIVE                 COVENANTS..............................................................  17

    Section 5.1.             Corporate Existence, Etc...............................................  17
    Section 5.2.             Maintenance of Properties..............................................  17
    Section 5.3.             Compliance with Laws; Taxes and Assessments............................  17
    Section 5.4.             Insurance..............................................................  18
    Section 5.5.             Reports................................................................  18
    Section 5.6.             Inspection.............................................................  18
    Section 5.7.             Related Documents......................................................  19
    Section 5.8.             Optional Redemption of Bonds...........................................  19
    Section 5.9.             Nature of Business.....................................................  19
    Section 5.10.            Limitation on Liens....................................................  19
    Section 5.11.            Mergers, Consolidations and Sales of Assets............................  21
    Section 5.12.            Guaranties.............................................................  21

ARTICLE SIX                  DEFAULTS...............................................................  21

    Section 6.1.             Events of Default and Remedies.........................................  21
    Section 6.2.             Remedies...............................................................  24

ARTICLE SEVEN                MISCELLANEOUS..........................................................  24

    Section 7.1.             No Deductions..........................................................  24
    Section 7.2.             Right of Setoff........................................................  26
    Section 7.3.             Indemnity..............................................................  27
    Section 7.4.             Obligations Absolute...................................................  27
    Section 7.5.             Liability of the Bank..................................................  27
    Section 7.6.             Participants...........................................................  28
    Section 7.7.             Survival of this Agreement.............................................  28
    Section 7.8              Modification  of this  Agreement.......................................  28
    Section 7.9.             Waiver of Rights by the Bank...........................................  28
    Section 7.10.            Severability...........................................................  29
    Section 7.11.            Governing Law..........................................................  29
    Section 7.12.            Notices................................................................  29
    Section 7.13.            Successors and Assigns.................................................  30
    Section 7.14.            Taxes and Expenses.....................................................  30
    Section 7.15.            Headings...............................................................  30
    Section 7.16.            Counterparts...........................................................  31
    Section 7.17.            Entire Agreement.......................................................  31

Signature...........................................................................................  31

                            REIMBURSEMENT AGREEMENT

                                                    Dated as of November 1, 1995

Griffith Micro Science, Inc.
One Griffith Center
Alsip, Illinois  60658-3495

Ladies and Gentlemen:

     The Applicant (such term and each other capitalized term used herein having the meaning set forth in Article One hereof) desires to secure a source of funds to be devoted exclusively to the payment by the Trustee, when and as due, of the principal of and interest on the Bonds, and has applied to the Bank for issuance by the Bank of the Letter of Credit in an Original Stated Amount of $4,555,480. Further, the Bank has been requested by the Applicant to provide a reimbursement facility for drawings under the Letter of Credit and to provide such facility in the following manner and subject to the following terms and conditions. Accordingly, the Applicant and the Bank hereby agree as follows:

                                  ARTICLE ONE

                                  DEFINITIONS

Section 1.1. Definitions.  (a)  As used in this Agreement:

     "Acceleration Drawing" means a drawing under the Letter of Credit resulting from the presentation of a certificate in the form of Exhibit F to the Letter of Credit.

     "Acquired Foreign Restricted Subsidiary" shall mean any Acquired Restricted Subsidiary which is organized under the laws of any jurisdiction outside of the United States of America.

     "Acquired Restricted Subsidiary" shall mean any Person which (a) either
(i) becomes, after the date hereof, a Subsidiary through the purchase by Griffith Labs or another Restricted Subsidiary of all or a portion of the voting stock of such Person or (ii) is organized by Griffith Labs or any Restricted Subsidiary to acquire all or part of the property or operations of a Person which is not on the date hereof a Restricted Subsidiary and (b) is designated by Griffith Labs as a Restricted Subsidiary.

     "Adjusted Consolidated Current Liabilities" shall mean as of the date of any determination thereof, Consolidated Current Liabilities minus the Excess Current Debt outstanding; so long as on each day that such Excess Current Debt is outstanding the Griffith Labs could incur Funded Debt without creating an Event of Default under Section 6.1(o) hereof in an amount equal to such Excess Current Debt on each determination date hereunder.

     "Adjusted Consolidated Tangible Net Worth" shall mean as of the date of any determination thereof (a) the sum of preferred stock, common stock, additional paid-in capital, retained earnings and Minority Interests (other than Restricted Minority Interests), if any, less treasury stock, all determined in accordance with GAAP, minus (b) Excess Intangible Assets. For purposes of calculations pursuant to this Agreement any increase or decrease in stockholders' equity attributable to a foreign currency translation adjustment shall be excluded.

     "Affiliate" means, with respect to any Person (other than a Restricted Subsidiary), any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. A Person shall be deemed to control another Person for the purposes of this definition if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.

     "Agreement" means this Reimbursement Agreement, as amended and supplemented.

     "Applicant" means Griffith Micro Science, Inc., a Delaware corporation and its successors and assigns.

     "Available Amount" shall have the meaning set forth in the Letter of Credit.

     "Bank" - means ABN AMRO Bank N.V., as issuer of the Letter of Credit, and its successors and assigns.

     "Bond Documents" means the Indenture, the Loan Agreement, the Bond Purchase Agreement, the Remarketing Agreement, the Official Statement and the Bonds.

     "Bond Purchase Agreement" means the Bond Purchase Agreement dated as of November 1, 1995 among First Chicago Capital Markets, Inc., the Applicant and the Issuer.

     "Bonds" means the $4,500,000 aggregate principal amount of the Issuer's Industrial Development Revenue Bonds, Series 1995 (Griffith Micro Science, Inc. Project) pertaining to the Project.

     "Business Day" shall have the meaning set forth in the Letter of Credit.

     "Cap Interest Rate" shall have the meaning set forth in the Letter of Credit.

     "Capital Lease" means any lease of Property which in accordance with GAAP would be required to be capitalized on the balance sheet of the lessee.

     "Capitalized Lease Obligation" means the amount of the liability shown on the balance sheet of any Person in respect of a Capital Lease as determined in accordance with GAAP.

     "Change of Control" means each and every issue, sale or other disposition of shares of any class or classes of capital stock of Griffith Labs or Griffith Laboratories, Inc., whether by means of an initial public offering or otherwise, which results in any Acquirer, other than the Griffith Family Group, beneficially owning or controlling, directly or indirectly, more than 50%

(by number of votes) of the voting stock of Griffith Labs or Griffith Laboratories, Inc. As used herein, the term "Acquirer" shall mean one or more Persons acting as a partnership, limited partnership, company, syndicate or other group for the purpose of acquiring, holding or disposing of voting stock, together with all affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of such Persons. As used herein, the term "Griffith Family Group" shall mean (i) Dean L. Griffith; (ii) the spouses, lineal descendants and spouses of the lineal descendants of Dean L. Griffith; (iii) trusts created in whole or in substantial part for the benefit of any or all of the Persons named in clauses (i) and (ii); and (iv) the estates or legal representatives of the Persons named in clauses (i) and (ii).

     "Closing Date"-means the date on which the Letter of Credit is issued.

     "Code"-means the Internal Revenue Code of 1986, and any successor statute thereto.

     "Consolidated Current Assets" and "Consolidated Current Liabilities" shall mean as of the date of any determination thereof such assets and liabilities of Griffith Labs and its Restricted Subsidiaries on a consolidated basis as shall be determined in accordance with GAAP to constitute current assets and current liabilities, respectively.

     "Consolidated Funded Debt" shall mean all Funded Debt of Griffith Labs and its Restricted Subsidiaries, determined on a consolidated basis eliminating intercompany items.

     "Consolidated Total Assets" shall mean as of the date of any determination thereof the total assets of Griffith Labs and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Total Capitalization" shall mean as of the date of any determination thereof the sum of Adjusted Consolidated Tangible Net Worth plus Consolidated Funded Debt.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Applicant or any Subsidiary, are treated as a single employer under Section 414 of the Code.

     "Current Debt" of any Person shall mean as of the date of any determination thereof (a) all Indebtedness for borrowed money of any Person other than Funded Debt of such Person and (b) Guarantees by such Person of Current Debt of others.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Event of Default" is defined in Section 6.1 hereof.

     "Excess Current Debt" shall mean as of the date of any determination thereof that portion of Current Debt outstanding which (a) does not constitute a current maturity of Funded Debt in accordance with GAAP, (b) does not constitute Current Debt of Griffith Labs to any Subsidiary or of any Restricted Subsidiary to Griffith Labs or to a wholly owned Restricted

Subsidiary thereof and (c) is in excess of $13,000,000 in aggregate principal amount. Any Excess Current Debt which is included as Consolidated Funded Debt under Section 6.1(o) shall continue to be deemed to be Consolidated Funded Debt until such Excess Current Debt shall have been paid in full.

     "Excess Intangible Assets" shall mean as of the date of determination, the amount, if any, by which the book value of all assets that are properly classified as "intangible assets" in accordance with GAAP acquired by Griffith Labs and its Restricted Subsidiaries after the date hereof exceeds 5% of Consolidated Total Assets as reflected on the most recent consolidated balance sheet of Griffith Labs.

     "Excess Transferred Property" shall mean as of the date of each incurrence of Unsupported Debt by any Acquired Foreign Restricted Subsidiary, the amount, if any, by which the aggregate fair market value of investments or other transfers of Property of Griffith Labs or any Restricted Subsidiary at any time to such Acquired Foreign Restricted Subsidiary exceeds the greater of (a) $5,000,000 and (b) 5% of Adjusted Consolidated Tangible Net Worth as reflected on the most recent consolidated balance sheet of Griffith Labs. Excess Transferred Property shall be valued as of the date of investment or other transfer thereof to an Acquired Foreign Restricted Subsidiary.

     "Funded Debt" of any Person shall mean (i) all Indebtedness for borrowed money of such Person for or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), but excluding all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, provided the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (ii) all Capitalized Lease Obligations of such Person, (iii) all Guarantees by such Person of Funded Debt of others and (iv) all Restricted Minority Interests.

     "GAAP" means generally accepted accounting principles in the United States as in effect from time to time, applied by the Applicant and its Subsidiaries on a basis consistent with the Applicant's most recent financial statements furnished to the Bank pursuant to Section 5.5 hereof.

     "Governmental Approval" means an authorization, consent, approval, license, or exemption of, registration or filing with, or report to any Governmental Authority.

     "Governmental Authority" means any nation or government, any state, department, agency or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

     "Griffith Labs Guaranty" means the Guaranty issued by Griffith Laboratories Worldwide, Inc. ("Griffith Labs") in favor of the Bank dated on or about the date hereof.

     "Guarantees" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet conditions or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement: (i) a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend, (ii) the amount of any Guaranty and the amount of Indebtedness guaranteed shall be counted only once in any such computation and (iii) any Restricted Upstream Guaranty shall be counted as a Guaranty.

     "Indebtedness" of any Person shall mean and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (i) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of Property, (ii) obligations secured by any Lien upon Property owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of Property, (iv) Capitalized Lease Obligations and (v) Guaranties of obligations of others of the character referred to in this definition; provided that "Indebtedness" shall in any event exclude (x) any unfunded obligations of the Company with respect to its retirement benefit plans and (y) any Guaranty of an obligation which is itself included in "Indebtedness" for purposes of any computation, test or covenant herein unless such Guaranty constitutes a Restricted Upstream Guaranty, in which case the primary obligation to which such Restricted Upstream Guaranty relates shall be excluded from "Indebtedness".

     "Indenture" means the Indenture of Trust dated as of the date hereof between the Issuer and the Trustee, relating to the Bonds, as amended and supplemented from time to time.

     "Issuer" means the Mecklenburg County Industrial Facilities and Pollution Control Financing Authority and its successors and assigns.

     "Letter of Credit" means the irrevocable transferable direct pay letter of credit issued by the Bank for the account of the Applicant in favor of the Trustee in the form of Appendix I hereto with appropriate insertions, as amended.

     "Lien" means (i) any interest in Property which secures an obligation owed to a Person other than the owner of such Property, including, without limitation, any such interest arising from a mortgage, charge, pledge, security agreement, conditional sale or trust receipt, or arising from a lease, consignment or bailment given for security purposes, (ii) any encumbrance or charge upon such Property which does not secure such an obligation, and (iii) any exception to or defect in the title to or ownership interest in such Property.

     "Liquidity Advance" is defined in Section 2.3(a) hereof.

     "Liquidity Drawing" means a drawing under the Letter of Credit resulting from the presentation of a certificate in the form of Exhibit E to the Letter of Credit.

     "Loan Agreement" means the Loan Agreement dated as of the date hereof between the Issuer and the Applicant, relating to the Bonds, as amended and supplemented from time to time.

     "Minority Interests" shall mean any shares of stock of any class of a Restricted Subsidiary (other than directors' or other qualifying shares as required by law) that are not owned by Griffith Labs and/or one or more of its Restricted Subsidiaries. Minority Interests shall be valued in accordance with GAAP.

     "Moody's" means Moody's Investors Service.

     "Note Purchase Agreement" means the Note Purchase Agreement dated as of August 30, 1994 re: $45,000,000 8.30% Senior Notes, Series A, Due August 31, 2009 among Griffith Laboratories, Inc., Nationwide Life Insurance Company, Employers Life Insurance Company of Wausau, Phoenix Home Life Mutual Insurance Company, Principal Mutual Life Insurance Company and Pan American Life Insurance Company.

     "Obligations" means the fees relating to the Letter of Credit, any and all obligations of the Applicant to reimburse the Bank for any drawings under the Letter of Credit, and all other obligations of the Applicant to the Bank arising under or in relation to this Agreement.

     "Official Statement" means the Official Statement dated November 14, 1995, relating to the Bonds and the Project.

     "Original Stated Amount" is defined in Section 2.1 hereof.

     "Outstanding" or "Bonds Outstanding" shall have the same meaning herein as in the Indenture.

     "PBGC" means the Pension Benefit Guaranty Corporation, and its successors and assigns.

     "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

     "Plan" means, with respect to the Applicant and each Subsidiary at any time, an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group of which the Applicant or such Subsidiary is a part, (ii) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group of which the Applicant or such Subsidiary is a part is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, or (iii) under which a member of the Controlled Group of which the Applicant or such Subsidiary is a part has any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years or by reason of being deemed a contributing sponsor under Section 4069 of ERISA.

     "Potential Default" means an event or condition which, but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

     "Prime Rate" means for any day the greater of :

           (i) the rate per annum equal to the corporate base rate of interest for U.S. dollar loans announced by the Bank from time to time, as in effect on such day, with any change in the Prime Rate resulting from a change in said corporate base rate to be effective as of the date of the relevant change in said corporate base rate; or

           (ii) the sum of (x) the rate determined by the Bank to be the average (rounded upwards, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Bank at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business
      Day) by two or more Federal funds brokers selected by the Bank for the sale to the Bank at face value of Federal funds in an amount equal or comparable to the principal amount owed to the Bank for which such rate is being determined, plus (y) 1/2 of 1% (0.50%).

     "Project" means the industrial development facilities located in the unincorporated area of Mecklenburg County, North Carolina being financed by the Bonds.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired.

     "Related Documents" means this Agreement, the Letter of Credit, the Bond Documents and the Griffith Labs Guaranty but shall not include the Official Statement.

     "Remarketing Agent" means First Chicago Capital Markets, Inc., as Remarketing Agent under the Indenture and the Remarketing Agreement, and its successors and assigns pursuant thereto.

     "Remarketing Agreement" means the Remarketing Agreement dated as of the date hereof, between the Remarketing Agent and the Applicant, as amended and supplemented, and any successor agreement thereto entered into by the Applicant, and a successor Remarketing Agent.

     "Restricted Minority Interests" shall mean all Minority Interests created as a result of the issuance, sale, transfer or other disposition of stock of Restricted Subsidiaries other than Unrestricted Minority Interests. Restricted Minority Interests shall be valued as of the date of creation of such Restricted Minority Interest.

     "Restricted Subsidiary" shall mean any Subsidiary of Griffith Labs which is designated as a Restricted Subsidiary in accordance with the provisions of
Section 5.17 of the Note Purchase Agreement and as listed in Annex A hereto from time to time as Restricted Subsidiaries. Should the Note Purchase Agreement be terminated, the Applicant and Griffith Labs shall continue to follow the designation provisions of Section 5.17 which shall be deemed to continue in effect for the purposes of this Agreement.

     "Restricted Upstream Guaranty" shall mean any Guaranty by an Acquired Foreign Restricted Subsidiary of Indebtedness of Griffith Labs or any Subsidiary (other than such Acquired Foreign Restricted Subsidiary or a subsidiary of such Acquired Foreign Restricted Subsidiary) given after the date hereof to a Person which is not a Holder (an "Other Lender"); provided that a Restricted Upstream Guaranty shall not include any Guaranty if concurrently with the giving of such Guaranty to the Other Lender, such Acquired Foreign Restricted Subsidiary shall either (a) cause the Other Lender to enter into an intercreditor agreement with the Bank, satisfactory to the Bank in form and substance, providing for the equal and ratable sharing between the Bank and the Other Lender of all recoveries under such Guaranty (including any collateral security for such Indebtedness granted to the Other Lender) or (b) give to the Bank (i) a substantially identical Guaranty of the Obligations hereunder and
(ii) an unqualified opinion of counsel admitted to practice law in the jurisdiction in which such Acquired Foreign Restricted Subsidiary is organized to the effect that the enforceability of the Guaranty of the Obligations will not be impaired to any greater extent than the Guaranty given to the Other Lender under the laws of such jurisdiction in the event enforcement of such Guaranties is sought.

     "Significant Restricted Subsidiary" shall mean as of any date of determination thereof any Restricted Subsidiary having total assets equal to at least 5% of Consolidated Total Assets or whose operating income for the fiscal year of Griffith Labs immediately preceding the date of any determination thereof was equal to at least 10% of the operating income of Griffith Labs and its consolidated Subsidiaries, as shown on the most recent consolidated statement of earnings of Griffith Labs.

     "S&P" means Standard & Poor's Ratings Group.

     "Stated Expiration Date" shall have the meaning set forth in the Letter of Credit.

     "Subsidiary" means, as to the Applicant or Griffith Labs, as the case may be, any corporation or other entity of which more than 50% of the outstanding stock or comparable equity interests entitled to vote in the election of the board of directors or similar governing body of such entity is directly or indirectly owned by the Applicant or Griffith Labs, as the case may be, by one or more Subsidiaries or by the Applicant or Griffith Labs and one or more Subsidiaries.

     "Termination Date" shall have the meaning set forth in the Letter of Credit.

     "Trustee" means Harris Trust and Savings Bank, as Trustee under the Indenture, and any successor trustee thereunder.

     "Underwriter" means First Chicago Capital Markets, Inc.

     "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable accrued benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or such Plan under Title IV of ERISA.

     "Unrestricted Minority Interests" shall mean Minority Interests created as a result of the issuance, sale, transfer or other disposition of stock of Restricted Subsidiaries so long as the aggregate fair market value of such stock together with all other stock of Restricted Subsidiaries issued, transferred or otherwise disposed of from and after the date of this Agreement does not exceed the greater of (i) $5,000,000, or (ii) 5% of Adjusted Consolidated Tangible Net Worth. Unrestricted Minority Interests shall be valued as of the date of creation of such Minority Interest.

     "Unrestricted Subsidiary" shall mean any Subsidiary which is not a Restricted Subsidiary.

     "Unsupported Debt" shall mean Funded Debt of an Acquired Foreign Restricted Subsidiary which (a) constitutes the obligation (whether as obligor or guarantor) only of such Acquired Foreign Restricted Subsidiary and its subsidiaries and (b) which, if secured, is secured by no Property of the Company or any Restricted Subsidiary except such Acquired Foreign Restricted Subsidiary and its subsidiaries.

     "Welfare Plan" means a "welfare plan," as such term is defined in Section 3(1) of ERISA.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Any capitalized terms used herein which are not specifically defined herein shall have the same meanings herein as in the Indenture. All references in this Agreement to times of day shall be references to Chicago time unless otherwise expressly provided herein. Unless otherwise inconsistent with the terms of this Agreement, all accounting terms shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

                                  ARTICLE TWO

                                LETTER OF CREDIT

     Section 2.1. Issuance of Letter of Credit. Upon the terms, subject to the conditions and relying upon the representations and warranties set forth in this Agreement or incorporated herein by reference, the Bank agrees to issue the Letter of Credit. The Letter of Credit shall be in the original stated amount of $4,555,480 (the "Original Stated Amount"), which is the sum of (i) the highest principal amount of Bonds which may from time to time be outstanding, plus (ii) interest thereon at the Cap Interest Rate for a period of forty five (45) days.

     Section 2.2. Letter of Credit Drawings. The Trustee is authorized to make drawings under the Letter of Credit in accordance with the terms thereof. The Applicant hereby directs the Bank to make payments under the Letter of Credit in the manner therein provided. The Applicant hereby irrevocable approves reductions and reinstatements of the Available Amount as provided therein.

     Section 2.3. Reimbursement of Certain Liquidity Drawings under the Letter of Credit; Prepayment; Interest. (a) If the conditions precedent contained in
Section 3.2 hereof are satisfied at the time of payment by the Bank of any Liquidity Drawing, each Liquidity Drawing made under the Letter of Credit shall constitute an advance ("Liquidity Advance") to the Applicant. The Applicant promises to pay to the Bank each Liquidity Advance on the earliest of (i) the date on which any bonds purchased with funds disbursed under the Letter of Credit in connection with such Liquidity Drawing and held by the Applicant or by the Trustee, or its agent, for the account of the Applicant, are redeemed or canceled pursuant to the Indenture, (ii) the date on which any Bonds purchased by the Applicant or the Trustee, or its agent, for the account of the Applicant, with funds disbursed under the Letter of Credit are remarketed pursuant to the Indenture, (iii) the date on which the Letter of Credit is replaced by a substitute letter of credit pursuant to the terms of the Indenture, (iv) the Termination Date and (v) the Stated Expiration Date. Subject to Section 2.10 hereof, the Applicant also promises to pay to the Bank interest on the unpaid principal amount of each Liquidity Advance from the date such Liquidity Advance is made until it is paid in full as provided herein, at a rate per annum equal to the Prime Rate from time to time in effect, payable quarterly in arrears and on the date the Liquidity Advances is payable as herein provided. Any Liquidity Advance not paid when due shall bear interest at the rate per annum specified in Section 2.10 hereof,

      (b) Any Liquidity Advance created pursuant to paragraph (a) above may be prepaid in whole or in part at any time without premium or penalty on any Business Day on not less than one Business Day's prior written notice.

     (c) Upon the Bank's receipt of any payment or prepayment of any Liquidity Advance, the amount of such Liquidity Advance shall be reduced by the amount of such payment or prepayment.

     Section 2.4. Reimbursement of Drawings Other Than Liquidity Drawings Creating Liquidity Advances under the Letter of Credit. The Applicant agrees to reimburse the Bank for the full amount of any drawing other than a Liquidity Drawing immediately upon payment by the Bank of such drawing. The Applicant agrees to reimburse the Bank for the full amount of any Liquidity Drawing if the conditions precedent contained in Section 3.2 hereof are not satisfied immediately upon payment by the Bank of each such drawing and on the date of each such payment. If the Applicant does not make such reimbursement on such date, such reimbursement obligation shall bear interest at the rate per annum specified in Section 2.10 hereof. The Bank will provide prompt notice to the Applicant of the amount of each drawing made under the Letter of Credit provided that the failure to give such notice or any error contained in such notice shall not prejudice the Bank's rights hereunder.

     Section 2.5. Fees. The Applicant hereby agrees to pay, or cause to be paid, to the Bank:

           (a) on the Closing Date for the period ending on December 31, 1995 and in advance on the first day of each January, April, July and October occurring thereafter to the Termination Date, a non-refundable fee on the Available Amount on each such payment date at a rate per annum equal to three-quarters of one percent (3/4 of 1%); and

           (b) on the date of each drawing under the Letter of Credit, a drawing fee of $150.

     Section 2.6. Method of Payment; etc. All payments to be made by the Applicant under this Agreement shall be made at the Chicago office of the Bank not later than 2:00 p.m. on the date when due and shall be made in lawful money of the United States of America in freely transferable and immediately available funds. All payments under this Agreement shall be made without counterclaim, setoff, condition or qualification, and free and clear of and without deduction or withholding for or by reason of any present or future taxes, levies, imposts, deductions or charges of any nature whatsoever; in the event that the Applicant is compelled by law to make any such deduction or withholding, the Applicant shall nevertheless pay to the Bank such amounts as will result in the receipt by the Bank of the sum it would have received had no such deduction or withholding been required to be made.

     Section 2.7. Substitute Letter of Credit. The Letter of Credit may be replaced at any time so long as (i) the Bank shall have received payment of an amount equal to the principal amount of all Pledged Bonds previously purchased in accordance with Section 3.09(b) of the Indenture, (ii) all outstanding Obligations are paid in full, and (iii) the Letter of Credit is surrendered and cancelled by the Trustee.

     Section 2.8. Computation of Interest and Fees. All computations of interest and fees payable by the Applicant under this Agreement shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue during each period during which interest is computed from and including the first day thereof to but excluding the last day thereof.

     Section 2.9. Payment Due on Non-Business Day to Be Made on Next Business Day. If any sum becomes payable pursuant to this Agreement on a day which is not a Business Day, the date for payment thereof shall be extended, without penalty, to the next succeeding Business Day, and such extended time shall be included in the computation of interest and fees.

     Section 2.10. Late Payments. If the principal amount of any Obligation is not paid when due, such Obligation shall bear interest until paid in full at a rate per annum equal to the Prime Rate from time to time in effect plus two percent (2%), payable on demand.

     Section 2.11. Source of Funds. All payments made by the Bank pursuant to the Letter of Credit shall be made from funds of the Bank, and not from the funds of any other Person.

     Section 2.12. Extension of Stated Expiration Date. The Applicant may request that the Letter of Credit be extended for a period of one year not less than sixty (60) days before each anniversary of the issuance of the Letter of Credit. If the Bank, in its sole discretion, elects to extend the Stated Expiration Date then in effect, it shall deliver to the Trustee a Notice of Extension in the form of Exhibit K to the Letter of Credit (herein referred to as a "Notice of Extension") designating the date to which the Stated Expiration Date is being extended. Such extension of the Stated Expiration Date shall be effective, after receipt of such notice, on the Business Day following the date of delivery of such Notice of Extension, and thereafter all references in this Agreement to the Stated Expiration Date shall be deemed to be references to the date designated as such in the most recent Notice of Extension delivered to the Trustee. Any date to which the Stated Expiration Date has been extended in accordance with this Section 2.12 may be extended in like manner.

     Section 2.13. Amendments upon Extension. Upon any extension of the Stated Expiration Date pursuant to Section 2.12 of this Agreement, the Bank and the Applicant each reserves the right to renegotiate any provision hereof.

                                 ARTICLE THREE

                              CONDITIONS PRECEDENT

     Section 3.1. Conditions Precedent to Issuance of Letter of Credit. As conditions precedent to the obligation of the Bank to issue the Letter of Credit, (a) the Applicant shall provide to the Bank on the Closing Date, in form and substance satisfactory to the Bank and its counsel, Chapman and Cutler (hereinafter "Bank's counsel"):

           (i) a written opinion or opinions of counsel to the Applicant dated the Closing Date and addressed to the Bank;

           (ii) the written opinion or a reliance letter of The Sanford Law Firm, bond counsel, dated the Closing Date and addressed to the Bank;

           (iii) the written opinion of counsel to the Issuer, dated the Closing Date and addressed to the Bank;

           (iv) a certificate signed by a duly authorized officer of the Applicant, dated the Closing Date and stating that:

                 (A) the representations and warranties contained in Article Four of this Agreement are true and correct on and as of the Closing Date as though made on such date; and

                 (B) no Event of Default or Potential Default has occurred and is continuing, or would result from the issuance of the Letter of Credit or the execution, delivery or performance of this Agreement or any Related Document to which the Applicant is a party;

           (v) evidence of the due authorization, execution and delivery by the parties thereto of the Related Documents;

           (vi) a copy of the resolutions of the Board of Directors of the Applicant and all other necessary corporate approvals, if any, certified as of the Closing Date by the Secretary or Assistant Secretary of the Applicant, authorizing, among other things, the execution, delivery and performance by the Applicant of the Related Documents to which it is a party and the issuance of the Letter of Credit;

           (vii) true and correct copies of all material Governmental Approvals, if any, necessary for the Applicant to execute, deliver and perform the Related Documents to which it is a party and to authorize the Applicant to obtain the issuance of the Letter of Credit;

           (viii) confirmation that the Applicant does not need any consents and other approvals from creditors necessary for the Applicant to execute, deliver and perform the Related Documents to which it is a party and to authorize the Applicant to obtain the issuance of the Letter of Credit;

           (ix) a certificate of the Secretary or Assistant Secretary of the Applicant certifying the names and true signatures of the officers of the Applicant authorized to sign the Related Documents to which the Applicant is a party;

           (x) certified copies of documents evidencing all necessary action taken by the Issuer to authorize the execution and delivery of the Related Documents to which it is a party;

           (xi) evidence that the Issuer shall have duly executed, issued and delivered the Bonds to the Trustee and the Bond registrar shall have duly authenticated the Bonds and delivered the Bonds against payment;

           (xii) evidence of insurance showing that the Project is being insured in such amounts and against such risks as are customary for companies in the same or similar business;

           (xiii) such other documents, certificates and opinions as the Bank or Bank's counsel may reasonably request;

     (b) no law, regulation, ruling or other action of the United States or the State of Illinois or any political subdivision or authority therein or thereof shall be in effect or shall have occurred, the effect of which would be to prevent the Bank from fulfilling its obligations under this Agreement or the Letter of Credit; and

     (c) all legal requirements provided herein incident to the execution, delivery and performance of the Related Documents and the transactions contemplated thereby, shall be reasonably satisfactory to the Bank and the Bank's counsel.

     Section 3.2. Conditions Precedent to Liquidity Advances. Following any payment by the Bank under the Letter of Credit, a Liquidity Advance shall be made available to the Applicant only if on the date of payment of such drawing by the Bank the following statements shall be true:

           (a) the representations and warranties of the Applicant contained in Article Four of this Agreement and in the other Related Documents are correct in all material respects on and as of the date of such payment as though made on and as of such date; and

           (b) no event has occurred and is continuing, or would result from such payment, which constitutes a Potential Default or Event of Default.

     Unless the Applicant shall have previously advised the Bank in writing that one or both of the above statements is no longer true, the Applicant shall be deemed to have represented and warranted, to the best of their knowledge, on the date of such payment that both of the above statements are true and correct.

                                  ARTICLE FOUR

                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Bank to enter into this Agreement, the Applicant represents and warrants to the Bank as follows:

     Section 4.1. Organization and Qualification. The Applicant is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware, has full and adequate corporate power to own the Project and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Project owned or leased by it requires such licensing or qualifying. The Applicant has full right and authority to enter into the Related Documents to which it is a party, to perform each and all of the matters and things therein provided for; and the Related Documents to which the Applicant is a party do not, nor does the performance or observance by the Applicant of any of the matters or things therein provided for, contravene any provision of law or any charter or by-law provision of the Applicant or any covenant, indenture or agreement of or affecting the Applicant or the Project.

     Section 4.2. Margin Stock. Neither the Applicant nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any drawing under the Letter of Credit will be used to purchase or carry any such margin stock or extend credit to others for the purpose of purchasing or carrying any such margin stock.

     Section 4.3. Financial Reports. The consolidated and consolidating financial statements of Griffith Laboratories, Inc., an Illinois Corporation and its Subsidiaries as at September 24, 1995 and the related consolidated and consolidating balance sheet and statements of income and retained earnings of Griffith Laboratories, Inc., and its Subsidiaries for the fiscal year then ended and accompanying notes thereto, which financial statements are accompanied by the audit report of KPMG Peat Marwick, LLP, independent public accountants, and the unaudited interim consolidated and consolidating financial statements of Griffith Labs and its Subsidiaries as at June 24, 1995 and the related consolidated and consolidating balance sheet and statements of income of Griffith Labs and its Subsidiaries for the nine (9) months then ended and accompanying notes thereto, heretofore furnished to the Bank, fairly present the consolidated financial condition of Griffith Labs and its Subsidiaries as at said dates and the consolidated and consolidating results of their operations for the periods then ended in conformity with GAAP. As of the date hereof, neither Griffith Labs nor any Subsidiary thereof have contingent liabilities which, taken as a whole, are material to it other than as indicated on such financial statements. Since the date of such audited financial statements, there have been no material adverse changes in the condition (financial or otherwise) of Griffith Labs or any Subsidiary thereof taken as a whole.

     Section 4.4. Litigation. There is no litigation or governmental proceeding pending, nor to the knowledge of the Applicant threatened, against Griffith Labs or any Subsidiary thereof or any of their respective Property which (i) if adversely determined would result in any material adverse change in the financial condition, Property, business or operations of Griffith Labs or any Significant Restricted Subsidiary thereof, (ii) in any manner draws into question the validity or enforceability of any Related Document or any security interest created thereby, or (iii) in any way contests the existence, organization or powers of the Applicant or the titles of their officers to their respective offices except the litigation set forth on Schedule I attached hereto.

     Section 4.5. Taxes. Griffith Labs has filed or caused to be filed all material tax returns required by law to be filed and has paid or caused to be paid all taxes, assessments and other governmental charges levied upon or in respect of any of its properties, assets or franchises, other than taxes (i) as to which, the failure to pay, could not have a material adverse impact on the business of Griffith Labs or any Subsidiary thereof and (ii) the validity or amount of which are being contested in good faith by appropriate proceedings and for which there shall have set aside on its books adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of Griffith Labs and its Subsidiaries in respect of taxes for all fiscal periods are adequate, and there is no unpaid assessment for additional taxes for any fiscal period or any basis therefor.

     Section 4.6. Approvals. No material authorization, consent, license, exemption or filing or registration with any court or Governmental Authority or any approval or consent of the stockholders of the Applicant or any other Person that has not been obtained, is or will be necessary to the valid execution, delivery or performance by the Applicant of any of the Related Documents to which it is a party.

     Section 4.7. ERISA. Griffith Labs and its Subsidiaries are in compliance in all material respects with ERISA to the extent applicable to them and have received no notice to the contrary from the PBGC or any other Governmental Authority. Griffith Labs and its Subsidiaries have no Unfunded Vested Liabilities. No condition exists or event or transaction has occurred with respect to any Plan which could reasonably be expected to result in the incurrence by Griffith Labs or any Subsidiary of any material liability, fine or penalty. Neither Griffith Labs nor any Subsidiary thereof has any contingent liability with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation of coverage described in
Part 6 of Title I of ERISA, which, is not reflected in the financial statements of Griffith Labs and its Subsidiaries.

     Section 4.8. Investment Company. Neither Griffith Labs nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     Section 4.9. Public Utility Holding Company. Neither Griffith Labs nor any Subsidiary thereof is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 4.10. Incorporation of Representations and Warranties by Reference. The Applicant hereby makes to the Bank the same representations and warranties as are set forth by it in each Related Document to which it is a party, which representations and warranties, as well as the related defined terms contained therein, are hereby incorporated herein by reference for the benefit of the Bank with the same effect as if each and every such representation and warranty and defined term were set forth herein in its entirety and were made as of the date hereof. No amendment to such representations and warranties or defined terms made pursuant to any Related Document shall be effective to amend such representations and warranties and defined terms as incorporated by reference herein without the prior written consent of the Bank.

                                  ARTICLE FIVE

                                   COVENANTS

     The Applicant will do the following so long as any amounts may be drawn under the Letter of Credit or any Obligations remain outstanding under this Agreement, unless the Bank shall otherwise consent in writing:

     Section 5.1. Corporate Existence, Etc. The Applicant will, and will cause each Subsidiary to, maintain its corporate existence. The Applicant will preserve and keep in force and effect, and cause each Subsidiary to maintain all material licenses, permits, franchises and qualifications necessary to the proper conduct of its business. The Applicant will continue, and will cause each Subsidiary to continue, to engage in a business of the same general type as now conducted by it.

     Section 5.2. Maintenance of Properties. The Applicant will maintain, preserve and keep its Property required for the conduct of its business in good repair, working order and condition (ordinary wear and tear excepted).

     Section 5.3. Compliance with Laws; Taxes and Assessments. The Applicant will comply, and will cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders applicable to it and its Property, such compliance to include, without limitation, paying all taxes, assessments and governmental charges imposed upon it or its Property before the same become delinquent, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and reserves are provided therefor that in the opinion of the Applicant or such Subsidiary are adequate.

     Section 5.4. Insurance. The Applicant will maintain, and will cause each Subsidiary to maintain or be covered by, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are customary for companies engaged in the same or a similar business and similarly situated; provided that the Applicant and its Subsidiaries may self-insure risks (a) in the manner in which the Applicant and its Subsidiaries self-insure such risks on the Closing Date or (b) otherwise in a manner consistent with prudent industry practice in the jurisdictions in which the Applicant or such Subsidiaries conduct their respective operations. The Applicant will upon request of the Bank furnish a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

     Section 5.5. Reports. The Applicant will, and will cause each Subsidiary to:

           (a) maintain a standard system of accounting in accordance with GAAP and will furnish to the Bank such information respecting the business and financial condition of the Applicant and its Subsidiaries as the Bank may reasonably request; and without any request, will furnish to the Bank internal unaudited financial statements prepared by Applicant's management on a quarterly or annual basis, provided that the Applicant and its Subsidiaries shall not be obligated by the foregoing to prepare any such internal financial statements.

           (b) promptly after knowledge thereof shall have come to the attention of any responsible officer (which, for purposes of this Section, shall mean any officer of the Applicant holding a position of executive vice president or higher), written notice (i) of any threatened or pending litigation or governmental proceeding against the Applicant or any Subsidiary thereof which, if adversely determined, would materially adversely affect the financial condition, Property, business or operations of the Applicant or any Subsidiary or (ii) of the occurrence of any Potential Default or Event of Default hereunder.

     Section 5.6. Inspection. The Applicant will, and will cause each Subsidiary to, prior to an Event of Default semi-annually and after an Event of Default from time to time as the Bank may request, permit the Bank and its duly authorized representatives and agents to make reasonable visits and reasonable inspections of any of the Properties, corporate books and financial records of the Applicant and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Applicant and each Subsidiary, and to discuss the affairs, finances and accounts of the Applicant and each Subsidiary with, and to be advised as to the same by, its officers and independent public accountants (and by this provision the Applicant authorizes such accountants to discuss with the Bank the finances and affairs of the Applicant and each Subsidiary) at such reasonable times and reasonable intervals as the Bank may designate.

     Section 5.7. Related Documents. The Applicant will not amend or consent to any amendment of any Related Document without the written consent of the Bank which shall not be unreasonably withheld.

     Section 5.8. Optional Redemption of Bonds. The Applicant will not permit an optional redemption or purchase of Bonds under Section 3.01 of the Indenture without the consent of the Bank; provided however, that if the Applicant has deposited with the Bank or the Trustee an amount equal to the principal amount of Bonds to be redeemed pursuant to Section 3.01 of the Indenture, the Bank shall consent to such optional redemption to the extent of such amounts.

     Section 5.9. Nature of Business. The Applicant will not engage in any business if, as a result, the general nature of the business would be substantially changed from the general nature of the business engaged in by it on the date of this Agreement.

     Section 5.10. Limitation on Liens. The Applicant will not create or incur, or suffer to be incurred or to exist, any Lien on its property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its general creditors, or acquire or agree to acquire any property or assets upon conditional sales agreements or other title retention devices, unless the Obligations shall be validly secured, equally and ratably, with any obligation of the Applicant so secured, except:

           (a) Liens for taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided payment thereof is not at the time required by Section 5.3 of the Note Purchase Agreement;

           (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of the Applicant shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

           (c) Liens incidental to the conduct of business or the ownership of properties and assets (including without limitation, Liens in connection with workers' compensation, unemployment insurance and other like laws, warehousemen's and attorneys' Liens and statutory landlords' Liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

           (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Applicant or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Applicant;

           (e) Liens securing Indebtedness of the Applicant to Griffith Labs or a Restricted Subsidiary;

           (f) Liens existing on July 31, 1995 and any extension, renewal or replacement (or successive extensions, renewals or replacements) of such Liens; provided that no additional assets are encumbered by such Liens and the principal amount of Indebtedness secured thereby shall not exceed the maximum amount permitted to be outstanding under the agreement pursuant to which such Indebtedness was issued, as such agreement exists on the date hereof;

           (g) Purchase Money Liens (as defined in the Note Purchase Agreement) incurred after the date hereof, provided that (i) the Purchase Money Lien shall attach solely to the capital stock or fixed assets acquired, purchased or constructed, (ii) at the time of purchase of such capital stock or acquisition or construction of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by Purchase Money Liens thereon, whether or not assumed by the Applicant shall not exceed an amount equal to 100% of the fair market value at the time of purchase, acquisition or construction of such capital stock or fixed assets (as determined in good faith by the Board of Directors of the Applicant),
      (iii) such Purchase Money Lien is created contemporaneously with, or within 120 days after, such purchase, acquisition or the completion of such construction; and (iv) all such Indebtedness shall have been incurred within the applicable limitations provided in Section 5.8 of the Note Purchase Agreement;

           (h) Liens incurred after the date hereof given to secure Indebtedness incurred to finance the payment of the purchase price or cost incurred in connection with the acquisition, construction, equipping or improving of any Designated Project (as defined in the Note Purchase Agreement), including Liens existing on such Designated Project at the time of acquisition thereof or at the time of acquisition by the Applicant of any business entity then owning such Designated Project, whether or not such existing Liens were given to secure the payment of the purchase price of the Designated Project to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition, provided that (i) the Lien shall attach solely to the Designated Project, including without limitation any stock or other equity interest of a Person which owns the Designated Project, in whole or in part, (ii) at the time of acquisition or construction of such Designated Project, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such Designated Project whether or not assumed by the Applicant shall not exceed an amount equal to 100% of the fair market value at the time of acquisition or construction of such Designated Project (as determined in good faith by the Board of Directors of the Applicant), (iii) such Lien is created contemporaneously with, or within 180 days after, the later to occur of such acquisition or the completion of such construction, equipping or improvement; and (iv) all such Indebtedness shall have been incurred within the applicable limitations provided in Section 5.8 of the Note Purchase Agreement; and

           (i) Liens incurred after the date hereof by the Applicant on fixed assets used or intended to be used in carrying on the business of the Applicant securing Funded Debt incurred within the limitations of Section
     5.8 of the Note Purchase Agreement.

     Section 5.11. Mergers, Consolidations and Sales of Assets. The Applicant may consolidate or merge with any other corporation provided (a) no Potential Default or Event of Default shall have occurred and be continuing or would result from such transaction and (b)(i) the Applicant is the surviving or continuing corporation or (ii) the surviving or continuing corporation assumes all of the Applicant's obligations hereunder and Griffith Labs provides written confirmation that the Griffith Labs Guaranty remains in full force and effect (such assumption and confirmation to be in form and substance satisfactory to the Bank).

     Section 5.12. Guaranties. The Applicant will not become or be liable in respect of Guarantees except Guarantees which are limited in amount to a stated maximum dollar exposure or which constitute Guarantees of obligations incurred by the Applicant in compliance with the provisions of the Note Purchase Agreement.

                                  ARTICLE SIX

                                    DEFAULTS

     Section 6.1. Events of Default and Remedies. If any of the following events shall occur, each such event shall be an "Event of Default":

           (a) any material representation or warranty made by the Applicant in this Agreement (or incorporated herein by reference) or in any of the other Related

     Documents or in any certificate, document, instrument, opinion or financial or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement or with any of the other Related Documents, shall prove to have been incorrect, incomplete or misleading in any material respect;

           (b) any "event of default" shall have occurred under any of the Related Documents or that certain Note Purchase Agreement Dated as of August 30, 1994 regarding the $45,000,000 8.30% Senior Notes, Series A of Griffith Labs (as defined respectively therein);

           (c) failure to pay to the Bank any Obligations when and as due hereunder and such failure shall continue for five days after the occurrence thereof;

           (d) default in the due observance or performance by the Applicant of any covenant set forth in Article Five hereof and such default shall continue for fifteen days after the earlier of (i) the day on which the President, the Chief Financial Officer or the Treasurer of the Applicant first obtains knowledge of such default or (ii) the day on which written notice thereof is given to the Applicant by the Bank;

           (e) default in the due observance or performance by the Applicant of any other term, covenant or agreement set forth in this Agreement which is not remedied within 30 days after the earlier of (i) the day on which the President, the Chief Financial Officer or the Treasurer of the Applicant first obtains knowledge of such default, or (ii) the day on which written notice thereof is given to the Applicant by the Bank; provided that if any such default (other than one curable by the payment of money) may be cured, but not within such 30 day period, it shall not constitute an Event of Default hereunder if the Applicant promptly commences to cure such default, diligently pursues such cure to completion and such defaults is in fact cured within 90 days thereafter;

           (f) any material provision of this Agreement or any of the Related Documents shall cease to be valid and binding, or the Applicant shall contest any such provision, or the Applicant or any agent or trustee on behalf of an Applicant shall deny that it has any or further liability under this Agreement or any of the Related Documents;

           (g) Griffith Labs, the Applicant or any Significant Restricted Subsidiary of Griffith Labs shall (i) have entered voluntarily against it an order for relief under the Bankruptcy Code of 1978, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due or suspend payment of its obligations, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment or a receiver, custodian, trustee, conservator, liquidator or similar official for it or any substantial part of its property, (v) institute any proceeding seeking to have entered against it an order for relief under the Bankruptcy Code of 1978, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, marshaling of assets, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) fail to contest in good faith any appointment or proceeding described in Section 6.1(h) hereof, or (vii) take any action in furtherance of any of the foregoing purposes;

           (h) a custodian receiver, trustee, conservator, liquidator or similar official shall be appointed for Griffith Labs, the Applicant or any Significant Restricted Subsidiary of Griffith Labs or any substantial part of its property, or a proceeding described in Section 6.1(g)(v) shall be instituted against Griffith Labs, the Applicant or any Significant Restricted Subsidiary of Griffith Labs and such appointment continues undischarged or any such proceeding continues undismissed or unstayed for a period of 60 or more days;

           (i) default shall occur and remain uncured for five days under any evidence of Indebtedness in an amount not less than $5,000,000 issued, assumed, or guaranteed by Griffith Labs, the Applicant or any Restricted Subsidiary or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness (whether or not such maturity is in fact accelerated) or any such Indebtedness shall not be paid when and as due (whether by lapse of time, acceleration or otherwise);

           (j) Final judgment or judgments for the payment of money aggregating in excess of $2,500,000 is or are outstanding against Griffith Labs, the Applicant or any Restricted Subsidiary or against any Property of Griffith Labs, the Applicant or any Restricted Subsidiary and any one or more of such judgments aggregating at least $1,000,000 have remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period equal to the longer of (i) 30 days from the date of its entry or
      (ii) the expiration of the period during which no judgment creditor of Griffith Labs, the Applicant or such Restricted Subsidiary may execute such judgment against any such Property;

           (k) either Griffith Labs, the Applicant or any member of its Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $4,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $4,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by Griffith Labs, the Applicant or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against Griffith Labs, the Applicant or any member of its Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

           (l) a default shall occur and be continuing under any agreement between either Griffith Labs, the Applicant and the Bank or under any obligation owed by the Applicant to the Bank; or

           (m) Griffith Labs shall, at any time, fail to maintain and keep the ratio of Consolidated Current Assets to Adjusted Consolidated Current Liabilities of not less than 1.1 to 1.0; or

           (n) Griffith Labs shall, at any time, fail to maintain and keep Adjusted Consolidated Tangible Net Worth at an amount of not less than $70,000,000; or

           (o) the sum of (x) Consolidated Funded Debt of Griffith Labs and its Restricted Subsidiaries plus (y) Excess Current Debt treated as Funded Debt plus (z) all Excess Transferred Property shall exceed 55% of Consolidated Total Capitalization; or

           (p) Griffith Labs shall default in the performance of any of its obligations under the Griffith Labs Guaranty or disavow any obligation it may have thereunder; or

           (q) the occurrence of a Change in Control.

     Section 6.2. Remedies. Upon the occurrence of any Event of Default the Bank may exercise any one or more of the following rights and remedies in addition to any other remedies herein or by law provided:

           (a) by written notice to the Applicant require that the Applicant immediately prepay to the Bank in immediately available funds an amount equal to the Available Amount (such amounts to be held by the Bank as collateral security for the Obligations), provided, however, that in the case of an Event of Default described in Section 6.1(g) or (h) hereof, such prepayment Obligations shall automatically become immediately due and payable without any notice (unless the coming due of such Obligations is waived by the Bank in writing);

           (b) by notice to the Applicant, declare all Obligations to be, and such amounts shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Applicant, provided that upon the occurrence of an Event of Default under Section 6.1(g) or (h) hereof such acceleration shall automatically occur (unless such automatic acceleration is waived by the Bank in writing);

           (c) give notice of the occurrence of an Event of Default to the Trustee, directing the Trustee to accelerate the Bonds, thereby causing the Letter of Credit to expire 15 days thereafter;

           (d) pursue any rights and remedies it may have under the Related Documents;

           (e) pursue any rights and remedies it may have under the Griffith Labs Guaranty; or

           (f) pursue any other action available at law or in equity.

                                 ARTICLE SEVEN
                                 MISCELLANEOUS


     Section 7.1. No Deductions; Increased Costs. (a) Except as otherwise required by law, each payment by the Applicant to the Bank under this Agreement or any other Related Document shall be made without setoff or counterclaim and without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient imposed by any jurisdiction having control of such recipient) imposed by or within the jurisdiction in which the Applicant is domiciled, any jurisdiction from which the Applicant makes any payment hereunder, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Applicant shall make the withholding, pay the amount withheld to the appropriate Governmental Authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by the Bank free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which the Bank would have received had such withholding not been made. If the Bank pays any amount in respect of any such taxes, penalties or interest, the Applicant shall reimburse the Bank for that payment on demand in the currency in which such payment was made. If the Applicant pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Bank on or before the thirtieth day after payment.

     (b) If the Code or any newly adopted law, treaty, regulation, guideline or directive, or any change in any, law, treaty, regulation, guideline or directive or any new or modified interpretation of any of the foregoing by any authority or agency charged with the administration or interpretation thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over the Bank or the transactions contemplated by this Agreement (whether or not having the force of law) shall:

           (i) limit the deductibility of interest on funds obtained by the Bank to pay any of its liabilities or subject the Bank to any tax, duty, charge, deduction or withholding on or with respect to payments relating to the Bonds, the Letter of Credit or this Agreement, or any amount paid or to be paid by the Bank as the issuer of the Letter of Credit (other than any tax measured by or based upon the overall net income of the Bank imposed by any jurisdiction having control over the Bank);

           (ii) impose, modify, require, make or deem applicable to the Bank any reserve requirement, capital requirement, special deposit requirement, insurance assessment or similar requirement against any assets held by, deposits with or for the account of, or loans, letters of credit or commitments by, an office of the Bank;

           (iii) change the basis of taxation of payments due the Bank under this Agreement or the Bonds (other than by a change in taxation of the overall net income of the Bank);

           (iv) cause or deem letters of credit to be assets held by the Bank and/or as deposits on its books; or

           (v) impose upon the Bank any other condition with respect to any amount paid or payable to or by the Bank or with respect to this Agreement or any of the other Related Documents;

and the result of any of the foregoing is to increase the cost to the Bank of making any payment or maintaining the Letter of Credit, or to reduce the amount of any payment (whether of principal, interest or otherwise) receivable by the Bank, or to reduce the rate of return on the capital of the Bank or to require the Bank to make any payment on or calculated by reference to the gross amount of any sum received by it, in each case by an amount which the Bank in its reasonable judgment deems material, then:

           (1) the Bank shall promptly notify the Applicant in writing of such event;

           (2) the Bank shall promptly deliver to the Applicant a certificate stating the change which has occurred or the reserve requirements or other costs or conditions which have been imposed on the Bank or the request, direction or requirement with which it has complied, together with the date thereof, the amount of such increased cost, reduction or payment and a reasonably detailed description of the way in which such amount has been calculated, and the Bank's determination of such amounts, absent fraud or manifest error, shall be conclusive; and

           (3) the Applicant shall pay to the Bank, from time to time as specified by the Bank, such an amount or amounts as will compensate the Bank for such additional cost, reduction or payment.

     The protection of this Section 7.1(b) shall be available to the Bank regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which has been imposed; provided, however, that if it shall be later determined by the Bank that any amount so paid by the Applicant pursuant to this Section 7.1(b) is in excess of the amount payable under the provisions hereof, the Bank shall refund such excess amount to the Applicant.

     Section 7.2. Right of Setoff; Other Collateral. (a) Upon the occurrence and during the continuance of an Event of Default, the Bank is hereby authorized at any time and from time to time without notice to the Applicant (any such notice being expressly waived by the Applicant), and to the fullest extent permitted by law, to setoff, to exercise any banker's lien or any right of attachment and apply any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies at any time held and other indebtedness at any time owing by the Bank to or for the account of the Applicant (irrespective of the currency in which such accounts, monies or indebtedness may be denominated and the Bank is authorized to convert such accounts, monies and indebtedness into United States dollars) against any and all of the Obligations of the Applicant, whether or not the Bank shall have made any demand for any amount owing to the Bank by the Applicant.

     (b) The rights of the Bank under this Section 7.2 are in addition to, in augmentation of, and, except as specifically provided in this Section 7.2, do not derogate from or impair other rights and remedies (including, without limitation, other rights of setoff) which the Bank may have.

     Section 7.3. Indemnity. The Applicant agrees to indemnify and hold the Bank and its directors, officers and employees harmless from and against, and to pay on demand, any and all claims, damages, losses, liabilities, costs and expenses whatsoever which the Bank or its directors, officers or employees may incur or suffer by reason of or in connection with the execution and delivery of this Agreement or the Letter of Credit, or any other documents which may be delivered in connection with this Agreement or the Letter of Credit, or in connection with any payment under the Letter of Credit, including, without limitation, the fees and expenses of counsel for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities under this Agreement and the Letter of Credit and all fees and expenses, if any, in connection with the enforcement or defense of the rights of the Bank in connection with this Agreement, the Letter of Credit or any of the Related Documents, or the collection of any monies due under this Agreement or such other documents which may be delivered in connection with this Agreement, the Letter of Credit or any of the Related Documents; except, only if, and to the extent that any such claim, damage, loss, liability, cost or expense shall be caused by the Bank's failure to act in good faith or to observe general banking usage in connection with the Letter of Credit or failure to examine documents presented under the Letter of Credit with care to determine whether they comply with the terms of the Letter of Credit (it being understood that the Bank assumes no liability or responsibility for the genuineness, falsification or effect of any document which appears on such examination to be regular on its face). Promptly after receipt by the Bank of notice of the commencement, or threatened commencement, of any action subject to the indemnities contained in this Section, the Bank shall promptly notify the Applicant thereof, provided that failure to give such notice shall not relieve the Applicant from any liability to the Bank hereunder. The obligations of the Applicant under this
Section 7.3 shall survive payment of all Obligations owed under this Agreement and the expiration of the Letter of Credit.

     Section 7.4. Obligations Absolute. The obligations of the Applicant under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances.

     Section 7.5. Liability of the Bank. (a) The Applicant assumes all risks of the acts or omissions of the Trustee, or any agent of the Trustee, and any transferee beneficiary of the Letter of Credit with respect to its use of the Letter of Credit. Neither the Bank nor any of its officers or directors shall be liable or responsible for: (i) the use which may be made of the Letter of Credit or for any acts or omissions of the Trustee and any transferee beneficiary in connection therewith; (ii) the validity or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged;

or (iii) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit; provided, however, that the Applicant shall have a claim against the Bank, and the Bank shall be liable to the Applicant, to the extent of any direct compensatory, as opposed to consequential, damages suffered by the Applicant which the Applicant proves were caused by the Bank's failure to act in good faith or to observe general banking usage in connection with the Letter of Credit or failure to examine documents presented under the Letter of Credit with care to determine whether they comply with the terms of the Letter of Credit (it being understood that the Bank assumes no liability or responsibility for the genuineness, falsification or effect of any document which appears on such examination to be regular on its face). The Bank is hereby expressly authorized and directed to honor any demand for payment which is made under the Letter of Credit without regard to, and without any duty on its part to inquire into the existence of, any disputes or controversies between or among the Applicant, the Trustee, any transferee beneficiary of the Letter of Credit or any other Person or the respective rights, duties or liabilities of any of them, or whether any facts or occurrences represented in any of the documents presented under the Letter of Credit are true and correct.

     (b) The Bank represents and warrants to the Applicant that it has all necessary authority to enter into this Agreement and to issue the Letter of Credit.

     Section 7.6. Participants. The Bank shall, with the Applicant's consent (which consent shall not be unreasonably withheld), have the right to grant participations in the Letter of Credit to one or more other banking institutions, and such participants shall be entitled to the benefits of this Agreement, including, without limitation, Sections 7.1, 7.3 and 7.14 hereof, to the same extent as if they were a direct party hereto; provided, however, that no such participation by any such participant shall in any way affect the obligation of the Bank under the Letter of Credit; and provided further that no such participant shall be entitled to receive payment hereunder of any amount greater than the amount which would have been payable had the Bank not granted a participation to such participant.

     Section 7.7. Survival of this Agreement. All covenants, agreements, representations and warranties made in this Agreement shall survive the issuance by the Bank of the Letter of Credit and shall continue in full force and effect so long as the Letter of Credit shall be unexpired or any Obligations shall be outstanding and unpaid. The obligation of the Applicant to reimburse the Bank pursuant to Sections 7.1, 7.3 and 7.14 hereof, and the obligation of the Bank to provide notice to the Applicant under Section 7.3 hereof, shall survive the payment of the Bonds and termination of this Agreement.

     Section 7.8 Modification of this Agreement. No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Bank and no amendment, modification or waiver of any provision of the Letter of Credit, and no consent to any departure by the Applicant therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Applicant in any case shall entitle the Applicant to any other or further notice or demand in the same, similar or other circumstances.

     Section 7.9. Waiver of Rights by the Bank. No course of dealing or failure or delay on the part of the Bank in exercising any right, power or privilege hereunder or under the Letter of Credit or this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right or privilege. The rights of the Bank under the Letter of Credit and the rights of the Bank under this Agreement are cumulative and not exclusive of any rights or remedies which the Bank would otherwise have.

     Section 7.10. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     Section 7.11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois, without giving effect to conflict of law principles.

     Section 7.12. Notices. All notices hereunder shall be given by United States certified or registered mail or by telecommunication device capable of creating written record of such notice and its receipt. Notices hereunder shall be effective when received and shall be addressed:

If to the Bank, to          ABN AMRO BANK N.V.
                            135 South LaSalle Street
                            Chicago, Illinois  60674-9135
                            Telecopy No.:  (312) 904-2546
                            Telephone No.:  (312) 606-8425

                            Attention:  Adrienne Baker, Assistant Vice President

If to the Applicant, to     Griffith Micro Science, Inc.
                            c/o Griffith Laboratories Worldwide, Inc.
                            One Griffith Center
                            Alsip, Illinois  60658-3495
                            Telecopy No.:  (708) 597-3294
                            Telephone No.:  (708) 371-0900

                            Attention:  Brian J. Tuttle, Treasurer
                                        James S. Legg, Corporate Counsel
and                            Bell, Boyd & Lloyd
                               Three First National Plaza
                               Suite 3300
                               Chicago, Illinois  60603
                               Telecopy No.:  (312) 372-2098
                               Telephone No.:  (312) 807-4317

                               Attention:  John C. Blew, Esq.

If to the Trustee, to          Harris Trust and Savings Bank
                               311 West Monroe Street, 12th Floor
                               Chicago, Illinois  60606
                               Telecopy No.:  (312) 461-3525
                               Telephone No.:  (312) 461-7458

                               Attention:  Daryl Pomykala

     Section 7.13. Successors and Assigns. Whenever in this Agreement the Bank is referred to, such reference shall be deemed to include the successors and assigns of the Bank and all covenants, promises and agreements by or on behalf of the Applicant which are contained in this Agreement shall inure to the benefit of such successors and assigns. The rights and duties of the Applicant hereunder, however, may not be assigned or transferred, except as specifically provided in this Agreement or with the prior written consent of the Bank, and all obligations of the Applicant hereunder shall continue in full force and effect notwithstanding any assignment by the Applicant of any of its rights or obligations under any of the Related Documents or any entering into, or consent by the Applicant to, any supplement or amendment to any of the Related Documents.

     Section 7.14. Taxes and Expenses. Any taxes (other than any tax measured by or based upon the overall net income of the Bank imposed by any jurisdiction having control over the Bank) payable or ruled payable by any Governmental Authority in respect of this Agreement, the Letter of Credit or the Bonds shall be paid by the Applicant, together with interest and penalties, if any; provided, however, that the Applicant, may conduct a reasonable contest of any such taxes which have been paid under protest and the amounts payable by the Applicant hereunder shall not be duplicative of amounts payable to the Bank under Section 7.1 hereof. The Applicant shall reimburse the Bank for any and all out of pocket expenses and charges paid or incurred by the Bank in connection with the preparation, execution, delivery, administration and enforcement of this Agreement and any amendment to this Agreement or the Letter of Credit, including reasonable fees and disbursements of counsel to the Bank.

     Section 7.15. Headings. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

     Section 7.16. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all taken together to constitute one instrument.

     Section 7.17. Entire Agreement. This Agreement and the Related Documents constitute the entire understanding of the parties with respect to the subject matter thereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

     Please signify your agreement and acceptance of the foregoing by executing this Agreement in the space provided below.



                                       Very truly yours,

                                       ABN AMRO BANK N.V.

                                       By  /s/ Robert J. Graff
                                           -----------------------------
                                           Its
                                              --------------------------


                                       By  /s/ Adrienne H. Baker
                                           -----------------------------
                                           Its
                                              --------------------------


Accepted and agreed to:

GRIFFITH MICRO SCIENCE, INC.

By /s/ Brian J. Tuttle
   ---------------------------------
   Its Treasurer
       -----------------------------

                                    ANNEX A
                            RESTRICTED SUBSIDIARIES


                                                              JURISDICTION OF
NAME OF RESTRICTED SUBSIDIARY                                  INCORPORATION

GLF Holdings Pty, Ltd.*                                          Australia
GLF Holdings Ltd.                                                Australia
Micro-Biotrol Pty, Ltd.*                                         Australia
N.V. Griffith Laboratories S.A.                                   Belgium
Griffith Micro Science, N.V.                                      Belgium
Griffith Laboratories, Limited                                     Canada
Griffith Micro Science, Ltd.                                       Canada
Griffith Laboratories Zhuhai Company Ltd.                          China
Griffith Colombia S.A.                                            Colombia
Laboratories Griffith Centro America, S.A.                       Costa Rica
GMS S.A.S.                                                         France
Griffith Micro Science S.A.                                        France
Griffith Laboratories GmbH                                        Germany
Griffith Micro Science GmbH                                       Germany
Griffith Laboratories, Ltd.                                      Hong Kong
Griffith Laboratories, Ltd.                                       Ireland
Griffith Laboratories S.r.L.                                       Italy
Griffith Laboratories K.K.                                         Japan
Laboratories Griffith de Mexico, S.A. de C.V.                      Mexico
Griffith Micro Science, S.A. de C.V.                               Mexico
Bienes Raices Griffith, S.A. de C.V.                               Mexico
Griffith Laboratories, B.V.                                     Netherlands
Griffith Micro Science B.V.                                     Netherlands
GLF Holdings Ltd.*                                              New Zealand
Griffith Panama, S.A.                                              Panama
Griffith Laboratories Pte. Ltd.                                  Singapore
Griffith Laboratories S.A.                                         Spain
Griffith Laboratories, Ltd.                                    United Kingdom
Griffith Micro Science, Ltd.                                   United Kingdom
Griffith Micro Science, Inc.                                   USA - Delaware
Griffith Micro Science International, Inc.                     USA - Delaware
Synergistic Computer Services, Inc.                            USA - Delaware
Protein & Seasoning Services, Inc.                             USA - Delaware
Griffith Laboratories U.S.A., Inc.                             USA - Delaware
Custom Food Products, Inc.                                     USA - Illinois
Griffith International, Inc. (DISC)                            USA - Illinois


---------------------------------
*  Currently in process of being dissolved.

                                   SCHEDULE I

                              APPLICANT LITIGATION


                                      None

                                   APPENDIX I

                   IRREVOCABLE TRANSFERABLE LETTER OF CREDIT


                                                               November 15, 1995
                                                               **U.S. $4,555,480
                                                                      No S550123


Harris Trust and Savings Bank, as trustee (the "Trustee")
 under the Indenture of Trust dated as of November l,
 1995 (the "Indenture"), between Mecklenburg County
 Industrial Facilities and Pollution Control Financing
 Authority North Carolina (the "Issuer" ), and the
 Trustee
311 West Monroe Street
12th Floor
Chicago, Illinois  60606


Attention: Indenture Trust Division

Ladies and Gentlemen:

     We hereby establish in your favor as Trustee for the benefit of the holders of the Bonds (as hereinafter defined), our irrevocable transferable Letter of Credit No. S550123 for the account of Griffith Micro Science, Inc. (the "Applicant"), whereby we hereby irrevocably authorize you to draw on us from time to time, from and after the date hereof to and including the earliest to occur of our close of business on: (i) November 15, 1998 (as extended from time to time, the "Stated Expiration Date"), (ii) the earlier of (A) the date which is the Business Day following an Adjustable Rate Conversion Date or a CP Rate Conversion Date (as such terms are defined in the Indenture) with respect to all of the Bonds as such date is specified in a certificate in the form of Exhibit A hereto (the "Conversion Date") or (B) the date on which the Bank honors drawings under the Letter of Credit on or after the Conversion Date,
(iii) the date which is the Business Day following receipt from you of a certificate in the form set forth as Exhibit B hereto, (iv) the date on which an Acceleration Drawing is honored by us, and (v) the date which is fifteen
(15) days following receipt by you of a written notice from us specifying the occurrence of an Event of Default under the Reimbursement Agreement dated as of November 1, 1995, between the Applicant and us (the "Reimbursement Agreement") and directing you to accelerate the Bonds (the earliest of such dates being referred to herein as the "Termination Date"), a maximum aggregate amount not exceeding Four Million Five Hundred Fifty Five Thousand Four Hundred Eighty Dollars (U.S. $4,555,480 - the "Original Stated Amount") to pay principal of and accrued interest on, or the purchase price of, the $4,500,000 Mecklenburg County Industrial Facilities and Pollution Control Financing Authority North Carolina Industrial Development



                               Page 1 of 22 Pages

Agency Industrial Development Revenue Bonds Series 1995 (Griffith Micro Science, Inc. Project) issued by the Issuer (the "Bonds"), in accordance with the terms hereof (said $4,555,480 having been calculated to be equal to $4,500,000, the original principal amount of the Bonds, plus $55,480 which is at least forty-five (45) days' accrued interest on said principal amount of the Bonds at the rate of ten percent (10%) per annum (the "Cap Interest Rate")). This credit is available to you against presentation of the following documents (the "Payment Documents") presented to ABN AMRO BANK N.V. (the "Bank") as described below:

            A certificate (with all blanks appropriately completed) (i) in the form attached as Exhibit C hereto to pay accrued interest on the Bonds as provided for under Section 5.04 of the Indenture (an "Interest Drawing"), (ii) in the form attached as Exhibit D hereto to pay the principal amount of and accrued interest on the Bonds in respect of any redemption of the Bonds as provided for in Section
            5.04 of the Indenture (a "Redemption Drawing"), provided that in the event the date of redemption or purchase coincides with an Interest Payment Date (as defined in the Indenture) the Redemption Drawing shall not include any accrued interest on the Bonds (which interest is payable pursuant to an Interest Drawing),
            (iii) in the form attached as Exhibit E hereto, to pay the purchase price of Bonds tendered or deemed tendered for purchase as provided for in Section 3.08 of the Indenture which have not been successfully remarketed or for which the purchase price has not been received by the Tender Agent or the Remarketing Agent (as such terms are defined in the Indenture) by 10:00 A.M., Chicago time, on the purchase date (a "Liquidity Drawing"), provided that in the event the purchase date coincides with an Interest Payment Date, the Liquidity Drawing shall not include any accrued interest on the Bonds (which interest is payable pursuant to an Interest Drawing), (iv) in the form attached as Exhibit F hereto, to pay the principal of and accrued interest in respect of Bonds the payment of which has been accelerated pursuant to Section 5.04 of the Indenture (an "Acceleration Drawing"), or (v) in the form attached as Exhibit G hereto to pay the principal amount of Bonds maturing on November 1, 2007 (a "Stated Maturity Drawing"), each certificate to state therein that it is given by your duly authorized officer and dated the date such certificate is presented hereunder. No drawings shall be made under this Letter of Credit for Pledged Bonds or Company Bonds (as defined in the Indenture).

     All drawings shall be made by presentation of each Payment Document at our office at 135 South LaSalle Street, Attention: Trade Services, Chicago, Illinois 60674-9135 as aforesaid, by tested telex (at telex number (312) 673-2700 Answerback: ABNAMROCGO) or by telecopier (at telecopier number (312) 606-8435), without further need of documentation, including the original of this Letter of Credit, it being understood that each Payment Document



                               Page 2 of 22 Pages
so submitted is to be the sole operative instrument of drawing. You shall use your best efforts to give telephonic notice of a drawing to the Bank at its Letter of Credit Department, ((312) 904-6323) on the Business Day preceding the day of such drawing (but such notice shall not be a condition to drawing hereunder and you shall have no liability for not doing so).

     We agree to honor and pay the amount of any Interest, Redemption, Liquidity, Acceleration or Stated Maturity Drawing if presented in compliance with all of the terms of this Letter of Credit. If such drawing, other than a Liquidity Drawing or an Interest Drawing, is presented prior to 11:00 A.M., Chicago time, on a Business Day, payment shall be made to the account number or address designated by you of the amount specified, in immediately available funds, by 10:00 A.M., Chicago time, on the following Business Day. If any such drawing, other than a Liquidity Drawing or an Interest Drawing, is presented at or after 11:00 A.M., Chicago time, on a Business Day, payment shall be made to the account number or address designated by you of the amount specified, in immediately available funds, by 1:30 P.M., Chicago time, on the following Business Day. If a Liquidity Drawing or an Interest Drawing is presented prior to 10:30 A.M., Chicago time, on a Business Day, payment shall be made to the account number or address designated by you of the amount specified, in immediately available funds, by 1:30 P.M., Chicago time, on the same Business Day. If a Liquidity Drawing or an Interest Drawing is presented at or after 10:30 A.M., Chicago time, payment shall be made to the account number or address designated by you of the amount specified, in immediately available funds, by 10:00 A.M., Chicago time, on the following Business Day. Payments made hereunder shall be made by wire transfer to you or your designee or by deposit into your account with us in accordance with the instructions specified by the Trustee in the drawing certificate relating to a particular drawing hereunder. "Business Day" means any day other than (i) a Saturday or Sunday or
(ii) a day on which banking institutions in the city in which the principal corporate trust office of the Trustee is located, or in the City of Chicago, Illinois, are required or authorized by law or executive order to remain closed, or (iii) a day on which the New York Stock Exchange is closed.

     The Available Amount (as hereinafter defined) will be reduced automatically by the amount of any drawing hereunder; provided, however, that the amount of any Interest Drawing hereunder, less the amount of the reduction in the Available Amount attributable to interest as specified in a certificate in the form of Exhibit D or H hereto, shall be automatically reinstated effective the eleventh (11th) calendar day from the date of such drawing unless you shall have received notice to the contrary by telecopy (or other facsimile telecommunications) within ten (10) calendar days of the date of any Interest Drawing. After payment by us of a Liquidity Drawing, the obligation of the Bank to honor drawings under this Letter of Credit will be automatically reduced by an amount equal to the Original Purchase Price (as defined below) of any Bonds (or portions thereof) purchased pursuant to said drawing. In addition, prior to the Conversion Date, in the event of the remarketing of the Bonds (or portions thereof) previously purchased with the proceeds of a Liquidity Drawing, or in the event we are otherwise reimbursed for amounts owing with respect to such drawing, our obligation to honor drawings hereunder will be automatically reinstated concurrently upon receipt by us, or the Trustee or the Tender Agent on our behalf, of an amount equal to the Original Purchase Price of such Bonds (or portion thereof); the amount of such reinstatement shall be equal to the Original Purchase Price of such Bonds (or portions thereof). "Original Purchase Price" shall mean the principal amount of any





                               Page 3 of 22 Pages

Bond purchased with the proceeds of a Liquidity Drawing plus the amount of accrued interest on such Bond paid with the proceeds of a Liquidity Drawing (and not pursuant to an Interest Drawing) upon such purchase.

     Upon receipt by us of a certificate of the Trustee in the form of Exhibit D or H hereto, the Letter of Credit will automatically and permanently reduce the amount available to be drawn hereunder by the amount specified in such certificate. Such reduction shall be effective as of the next Business Day following the date of delivery of such certificate.

     Upon any permanent reduction of the amounts available to be drawn under this Letter of Credit, as provided herein, we may deliver to you a substitute Letter of Credit in exchange for this Letter of Credit or an amendment to this Letter of Credit substantially in the form of Exhibit I hereto to reflect any such reduction. If we deliver to you such a substitute Letter of Credit you shall simultaneously surrender to us for cancellation the Letter of Credit then in your possession.

     The "Available Amount" shall mean the Original Stated Amount (i) less the amount of all prior reductions pursuant to Interest, Redemption, Liquidity, Acceleration or Stated Maturity Drawings, (ii) less the amount of any reduction thereof pursuant to a reduction certificate in the form of Exhibit D or H hereto to the extent such reduction is not already accounted for by a reduction in the Available Amount pursuant to (i) above, (iii) plus the amount of all reinstatements as above provided.

     Prior to the Termination Date, we may extend the Stated Expiration Date from time to time at the request of the Applicant by delivering to you an amendment to this Letter of Credit in the form of Exhibit K hereto designating the date to which the Stated Expiration Date is being extended. Each such extension of the Stated Expiration Date shall become effective on the Business Day following delivery of such notice to you and thereafter all references in this Letter of Credit to the Stated Expiration Date shall be deemed to be references to the date designated as such in such notice. Any date to which the Stated Expiration Date has been extended as herein provided may be extended in a like manner.

     Upon the Termination Date this Letter of Credit shall automatically terminate and be delivered to the Bank for cancellation.

     This Letter of Credit is transferable in whole only to your successor as Trustee. Any such transfer (including any successive transfer) shall be effective upon receipt by us (which receipt shall be subsequently confirmed in writing to the transferor and the transferee by the Bank) of a signed copy of the instrument effecting each such transfer signed by the transferor and by the transferee in the form of Exhibit J hereto (which shall be conclusive evidence of such transfer) and, in such case, the transferee instead of the transferor shall, without the necessity of further action, be entitled to all the benefits of and rights under this Letter of Credit in the transferor's place; provided that, in such case, any certificates of the Trustee to be provided hereunder shall be signed by one who states therein that he is a duly authorized officer or agent of the transferee.



                               Page 4 of 22 Pages

     Communications with respect to this Letter of Credit shall be addressed to us at ABN AMRO BANK N.V., 135 South LaSalle Street, Chicago, Illinois 60674-9135, Attention: Trade Services, specifically referring to the number of this Letter of Credit.

     To the extent not inconsistent with the express terms hereof, this Letter of Credit shall be governed by, and construed in accordance with, the terms of the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (the "Uniform Customs"), except for Article 41 and the first sentence of Article 48(g) thereof. As to matters not governed by the Uniform Customs, this Letter of Credit shall be governed by and construed in accordance with the laws of the State of Illinois, including without limitation the Uniform Commercial Code as in effect in the State of Illinois.

     All payments made by us hereunder shall be made from our funds and not with the funds of any other person.

     This Letter of Credit sets forth in full the terms of our undertaking, and such undertaking shall not in any way be modified or amended by reference to any other document whatsoever.

                                       ABN AMRO BANK N.V.

                                       By
                                          -------------------------------------
                                          Its
                                             ----------------------------------

                                       By
                                          -------------------------------------
                                          Its
                                             ----------------------------------




                               Page 5 of 22 Pages

                                   EXHIBIT A
                                       TO
                               ABN AMRO BANK N.V.
                                LETTER OF CREDIT
                                  NO. S550123


                           NOTICE OF CONVERSION DATE


ABN AMRO BANK N.V.
135 South LaSalle Street
Chicago, Illinois  60674-9135
Attention:  Trade Services

Ladies and Gentlemen:

     Reference is hereby made to that certain Irrevocable Transferable Letter of Credit No. S550123 dated November 15, 1995 (the "Letter of Credit"), which has been established by you for the account of [Name of Applicant], in favor of the Trustee.

     The undersigned hereby certifies and confirms that an Adjustable Rate Conversion Date [or a CP Rate Conversion Date] with respect to all of the Bonds has occurred on [insert date], and, accordingly, said Letter of Credit shall terminate on the Business Day after such Conversion Date in accordance with its terms.

     All defined terms used herein which are not otherwise defined herein shall have the same meaning as in the Letter of Credit.



                                       ---------------------------------------
                                       as Trustee


                                       By
                                         -------------------------------------
                                          [Title of Authorized Representative]





                               Page 6 of 22 Pages

                                   EXHIBIT B
                                       TO
                               ABN AMRO BANK N.V.
                                LETTER OF CREDIT

                                  NO. S550123

                             NOTICE OF TERMINATION



ABN AMRO BANK N.V.
135 South LaSalle Street
Chicago, Illinois 60674-9135
Attention:  Trade Services

Ladies and Gentlemen:

     Reference is hereby made to that certain Irrevocable Transferable Letter of Credit No. S550123 dated November 15, 1995 (the "Letter of Credit"), which has been established by you for the account of [Name of Applicant] in favor of the Trustee.

     The undersigned hereby certifies and confirms that [(i) no Bonds (as defined in the Letter of Credit) remain Outstanding within the meaning of the Indenture, (ii) all drawings required to be made under the Indenture and available under the Letter of Credit have been made and honored, (iii) a substitute letter of credit has been issued to replace the Letter of Credit pursuant to the Indenture, or (iv) the Trustee is required to terminate the Letter of Credit in accordance with the terms of the Indenture and, accordingly, the Letter of Credit shall be terminated in accordance with its terms.

     All defined terms used herein which are not otherwise defined shall have the same meaning as in the Letter of Credit.


                                       --------------------------------------
                                       as Trustee


                                       By
                                         ------------------------------------
                                         [Title of Authorized Representative]





                               Page 7 of 22 Pages

                          By Telecopy or Tested Telex

                                   EXHIBIT C
                                       TO
                               ABN AMRO BANK N.V.
                                LETTER OF CREDIT

                                  NO. S550123

                          INTEREST DRAWING CERTIFICATE


ABN AMRO BANK N.V.
135 South LaSalle Street
Chicago, Illinois  60674-9135
Attention:  Trade Services

     The undersigned individual, a duly authorized representative of (the "Beneficiary"), hereby CERTIFIES on behalf of the Beneficiary as follows with respect to (i) that certain Irrevocable Transferable Letter of Credit No. S550123 dated November 15, 1995 (the "Letter of Credit"), issued by ABN AMRO BANK N.V. (the "Bank") in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):

     1. The Beneficiary is the Trustee (as defined in the Letter of Credit) under the Indenture.

     2. The Beneficiary is entitled to make this drawing in the amount of $ under the Letter of Credit pursuant to the Indenture with respect to the payment of interest due on all Bonds outstanding on the Interest Payment Date (as defined in the Indenture) occurring on [insert applicable date][, other than Company Bonds or Pledged Bonds (as defined in the Indenture)].

     3. The amount of the drawing is equal to the amount required to be drawn by the Trustee pursuant to Section 5.04 of the Indenture.

     4. The amount of the drawing made by this Certificate was computed in compliance with the terms of the Indenture and, when added to the amount of any other drawing under the Letter of Credit made simultaneously herewith, does not exceed the Available Amount (as defined in the Letter of Credit).

     5. Payment by the Bank pursuant to this drawing shall be made to __________________, ABA Number _________________, Account Number ____________,
Attention: ___________________, Re: ___________________.




                               Page 8 of 22 Pages

     IN WITNESS WHEREOF, this Certificate has been executed this ___________ day of ______________, 19___.


                                       ----------------------------------------
                                       as Trustee


                                       By
                                         --------------------------------------
                                          [Title of Authorized Representative]




                               Page 9 of 22 Pages

                          By Telecopy or Tested Telex

                                   EXHIBIT D
                                       TO
                               ABN AMRO BANK N.V.
                                LETTER OF CREDIT

                                  NO. S550123

                  REDEMPTION DRAWING AND REDUCTION CERTIFICATE


ABN AMRO BANK N.V.
135 South LaSalle Street
Chicago, Illinois  60674-9135
Attention:  Trade Services

     The undersigned individual, a duly authorized representative of _______________________ (the "Beneficiary"), hereby CERTIFIES on behalf of the Beneficiary as follows with respect to (i) that certain Irrevocable Transferable Letter of Credit No. S550123 dated November 15, 1995 (the "Letter of Credit"), issued by ABN AMRO BANK N.V. (the "Bank") in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):

     1. The Beneficiary is the Trustee (as defined in the Letter of Credit) under the Indenture.

     2. The Beneficiary is entitled to make this drawing in the amount of $_________ under the Letter of Credit pursuant to Section 5.04 of the Indenture.

     3. (a) The amount of this drawing is equal to (i) the principal amount of Bonds to be redeemed by the Issuer (as defined in the Letter of Credit) pursuant to Section 5.04 of the Indenture on [insert applicable date] (the "Redemption Date") [other than Company Bonds or Pledged Bonds (as defined in the Indenture)], plus (ii) interest on such Bonds accrued from the immediately preceding Interest Payment Date (as defined in the Indenture) to the Redemption Date, provided that in the event the Redemption Date coincides with an Interest Payment Date this drawing does not include any accrued interest on such Bonds.

          (b)  Of the amount stated in paragraph 2 above:

          (i) $ is demanded in respect of the principal amount of the Bonds referred to in subparagraph (a) above; and

          (ii) $ is demanded in respect of accrued interest on such Bonds.




                              Page 10 of 22 Pages

     4. Payment by the Bank pursuant to this drawing shall be made to , ABA Number , Account Number , Attention: , Re: .

     5. The amount of the drawing made by this Certificate was computed in compliance with the terms and conditions of the Indenture and, when added to the amount of any other drawing under the Letter of Credit made simultaneously herewith, does not exceed the Available Amount (as defined in the Letter of Credit).

     6. Upon payment of the amount drawn hereunder, the Bank is hereby directed to permanently reduce the Available Amount by $[insert amount of reduction] and the Available Amount shall thereupon equal $[insert new Available Amount]. The Available Amount has been reduced by an amount equal to the principal of Bonds paid with this drawing and an amount equal to forty five (45) days' interest thereon at the Cap Interest Rate (as defined in the Letter of Credit).

     7.  Of the amount of the reduction stated in paragraph 6 above:

               (i) $ is attributable to the principal amount of Bonds redeemed; and

               (ii) $ is attributable to interest on such Bonds (i.e., 45 days' interest thereon at the Cap Interest Rate).

     8. The amount of the reduction in the Available Amount has been computed in accordance with the provisions of the Letter of Credit.

     9. Following the reduction, the Available Amount shall be at least equal to the aggregate principal amount of the Bonds outstanding (to the extent such Bonds are not Pledged Bonds or Company Bonds (as defined in the Indenture)) plus forty five (45) days' interest thereon at the Cap Interest Rate.

     10. In the case of a redemption pursuant to Section 3.01 of the Indenture, the Trustee, prior to giving notice of redemption to the owners of the Bonds, received written evidence from the Bank that the Bank has consented to such redemption.

     IN WITNESS WHEREOF, this Certificate has been executed this day of , 19___.


                                       -----------------------------------------
                                       as Trustee


                                       By
                                         ---------------------------------------
                                          [Title of Authorized Representative]




                              Page 11 of 22 Pages

                          By Telecopy or Tested Telex

                                   EXHIBIT E
                                       TO
                               ABN AMRO BANK N.V.
                                LETTER OF CREDIT

                                  NO. S550123


                         LIQUIDITY DRAWING CERTIFICATE


ABN AMRO BANK N.V.
135 South LaSalle Street
Chicago, Illinois  60674-9135
Attention:  Trade Services

     The undersigned individual, a duly authorized representative of _________________________ (the "Beneficiary") hereby CERTIFIES as follows with respect to (i) that certain Irrevocable Transferable Letter of Credit No. S550123 dated November 15, 1995 (the "Letter of Credit") issued by ABN AMRO BANK N.V. (the "Bank") in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):

     1. The Beneficiary is the Trustee under the Indenture.

     2. The Beneficiary is entitled to make this drawing under the Letter of Credit in the amount of $____________ with respect to the payment of the purchase price of Bonds tendered or deemed tendered for purchase in accordance with Section 3.08 of the Indenture and to be purchased on [insert applicable date] (the "Purchase Date") which Bonds have not been remarketed as provided in the Indenture or the purchase price of which has not been received by the Tender Agent or the Remarketing Agent (as such terms are defined in the Indenture) by 10:00 A.M., Chicago time, on said Purchase Date.

     3. (a) The amount of the drawing is equal to (i) the principal amount of Bonds to be purchased pursuant to the Indenture on the Purchase Date [other than Pledged Bonds and Company Bonds (as such terms are defined in the Indenture)], plus (ii) interest on such Bonds accrued from the immediately preceding Interest Payment Date (as defined in the Indenture) (or if none, the date of issuance of the Bonds) to the Purchase Date, provided that in the event the Purchase Date coincides with an Interest Payment Date this drawing does not include any accrued interest on such Bonds.

        (b) Of the amount stated in paragraph (2) above:



                              Page 12 of 22 Pages

             (i) $__________ is demanded in respect of the principal portion of the purchase price of the Bonds referred to in subparagraph (2) above; and

             (ii) $__________ is demanded in respect of payment of the interest portion of the purchase price of such Bonds.

     4. The amount of the drawing made by this Certificate was computed in compliance with the terms and conditions of the Indenture and, when added to the amount of any other drawing under the Letter of Credit made simultaneously herewith, does not exceed the Available Amount (as defined in the Letter of Credit).

     5. If the Bonds are not then in a Book-Entry System (as defined in the Indenture), the Beneficiary will register or cause to be registered in the name of the Applicant, upon payment of the amount drawn hereunder, Bonds in the principal amount of the Bonds being purchased with the amounts drawn hereunder and will deliver such Bonds to the Trustee in accordance with the Indenture.
If the Bonds are then in a Book-Entry System, the records of the Securities Depository (as defined in the Indenture) will reflect the Bonds being held for the account of the Trustee and the Trustee will maintain such beneficial interest for the benefit of the Bank as provided in the Indenture.

     6. Payment by the Bank pursuant to this drawing shall be made to _________, ABA Number __________,Account Number __________,Attention:____________,
Re:___________.

     IN WITNESS WHEREOF, this Certificate has been executed this _______ day of ___________, 19___.

                                       ----------------------------------------
                                       as Trustee


                                       By
                                         --------------------------------------
                                          [Title of Authorized Representative]





                              Page 13 of 22 Pages

                          By Telecopy or Tested Telex

                                   EXHIBIT F
                                       TO
                               ABN AMRO BANK N.V.
                                LETTER OF CREDIT

                                  NO. S550123

                        ACCELERATION DRAWING CERTIFICATE


ABN AMRO BANK N.V.
135 South LaSalle Street
Chicago, Illinois  60674-9135
Attention:  Trade Services

     The undersigned individual, a duly authorized representative of (the "Beneficiary"), hereby CERTIFIES on behalf of the Beneficiary as follows with respect to (i) that certain Irrevocable Transferable Letter of Credit No. S550123 dated November 15, 1995 (the "Letter of Credit"), issued by ABN AMRO BANK N.V. (the "Bank") in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):

     1. The Beneficiary is the Trustee under the Indenture.

     2. An Event of Default has occurred under subsection [insert subsection] of Section 6.01 of the Indenture and the Trustee has declared the principal of and accrued interest on all Bonds then outstanding immediately due and payable. The Beneficiary is entitled to make this drawing in the amount of $ under the Letter of Credit pursuant to Section 5.04 of the Indenture in order to pay the principal of and interest accrued on the Bonds due to an acceleration thereof in accordance with Section 6.02 of the Indenture.

     3. (a) The amount of this drawing is equal to (i) the principal amount of Bonds outstanding on [insert date of acceleration] (the "Acceleration Date") [other than Pledged Bonds or Company Bonds (as such terms are defined in the Indenture)], plus (ii) interest on such Bonds accrued from the immediately preceding Interest Payment Date (as defined in the Indenture) (or if none, the date of issuance of the Bonds) to the Acceleration Date.

        (b) Of the amount stated in paragraph 2 above:

            (i) $___________ is demanded in respect of the principal portion of the Bonds referred to in subparagraph (a) above; and

           (ii) $___________ is demanded in respect of accrued interest on such Bonds.




                              Page 14 of 22 Pages

     4. The amount of this drawing made by this Certificate was computed in compliance with the terms and conditions of the Indenture and, when added to the amount of any drawing under the Letter of Credit made simultaneously herewith, does not exceed the Available Amount (as defined in the Letter of Credit).

     5. Payment by the Bank pursuant to this drawing shall be made to ______________________, ABA Number __________________,
Account Number __________________,  Attention: ___________________,
Re: _________________.

     IN WITNESS WHEREOF, this Certificate has been executed this ______ day of __________, 19___.


                                       ----------------------------------------
                                       as Trustee


                                       By
                                         --------------------------------------
                                          [Title of Authorized Representative]



                              Page 15 of 22 Pages

                          By Telecopy or Tested Telex

                                   EXHIBIT G
                                       TO
                               ABN AMRO BANK N.V.
                                LETTER OF CREDIT

                                  NO. S550123

                      STATED MATURITY DRAWING CERTIFICATE


ABN AMRO BANK N.V.
135 South LaSalle Street
Chicago, Illinois  60674-9135
Attention:  Trade Services

     The undersigned individual, a duly authorized representative of ___________________________ (the "Beneficiary"), hereby CERTIFIES on behalf of the Beneficiary as follows with respect to (i) that certain Irrevocable Transferable Letter of Credit No. S550123 dated November 15, 1995 (the "Letter of Credit"), issued by ABN AMRO BANK N.V. (the "Bank") in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):

     1. The Beneficiary is the Trustee under the Indenture.

     2. The Beneficiary is entitled to make this drawing in the amount of $________ under the Letter of Credit pursuant to Section 5.04 of the Indenture.

     3. The amount of this drawing is equal to the principal amount of Bonds outstanding on __________, ____________, the maturity date thereof as specified in Section 5.04 of the Indenture[,other than Pledged Bonds or Company Bonds
(as such terms are defined in the Indenture)].

     4. The amount of this drawing made by this Certificate was computed in compliance with the terms and conditions of the Indenture and, when added to the amount of any other drawing under the Letter of Credit made simultaneously herewith, does not exceed the Available Amount (as defined in the Letter of Credit) .

     5. Payment by the Bank pursuant to this drawing shall be made to __________ _________, ABA Number ________________, Account Number _________________,
Attention:____________________ , Re:_________________ .





                              Page 16 of 22 Pages

     IN WITNESS WHEREOF, this Certificate has been executed this _______ day of ______________ , ______.


                                       -----------------------------------------
                                       as Trustee


                                       By
                                         ---------------------------------------
                                          [Title of Authorized Representative]







                              Page 17 of 22 Pages

                                   EXHIBIT H
                                       TO
                               ABN AMRO BANK N.V.
                                LETTER OF CREDIT

                                  NO. S550123

                             REDUCTION CERTIFICATE


ABN AMRO BANK N.V.
135 South LaSalle Street
Chicago, Illinois  60674-9135
Attention:  Trade Services

     The undersigned hereby CERTIFIES with respect to (i) that certain Irrevocable Transferable Letter of Credit No. S550123 dated November 15, 1995 (the "Letter of Credit"), issued by ABN AMRO BANK N.V. (the "Bank") in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):

     1. The Beneficiary is the Trustee under the Indenture.

     2. Upon receipt by the Bank of this Certificate, the Available Amount (as defined in the Letter of Credit) shall be reduced by $ and the Available Amount shall thereupon equal $ _______ .$ _______ of the new Available Amount is attributable to interest.

     3. The amount of the reduction in the Available Amount has been computed in accordance with the provisions of the Letter of Credit.

     4. Following the reduction, the Available Amount shall be at least equal to the aggregate principal amount of the Bonds outstanding (other than Pledged Bonds or Company Bonds (as such terms are defined in the Indenture)) plus forty-five (45) days' interest thereon at the Cap Interest Rate (as defined in the Letter of Credit).

     IN WITNESS WHEREOF, this Certificate has been executed this _____ day of __ _____________ , 19____.


                                       -----------------------------------------
                                       as Trustee


                                       By
                                         ---------------------------------------
                                          [Title of Authorized Representative]







                              Page 18 of 22 Pages

                                   EXHIBIT I
                                       TO
                               ABN AMRO BANK N.V.
                                LETTER OF CREDIT

                                  NO. S550123

                              NOTICE OF AMENDMENT

[TRUSTEE]
Harris Trust and Savings Bank
311 West Monroe Street
12th Floor
Chicago, Illinois  60606

Attention:

Ladies and Gentlemen:

     Reference is hereby made to that certain Irrevocable Transferable Letter of Credit No. S550123 dated November 15, 1995 (the "Letter of Credit"), established by us in your favor as Beneficiary. We hereby notify you that, in accordance with the terms of the Letter of Credit and that certain Reimbursement Agreement dated as of November 1, 1995, among Griffith Micro Science, Inc. and us, the Available Amount (as defined in the Letter of Credit) has been reduced to $ __________ .

     This letter should be attached to the Letter of Credit and made a part thereof.

                                       ABN AMRO BANK N.V.

                                       By
                                          -------------------------------------
                                          Its
                                             ----------------------------------

                                       By
                                         --------------------------------------
                                         Its
                                            -----------------------------------




                              Page 19 of 22 Pages

                                   EXHIBIT J
                                       TO
                               ABN AMRO BANK N.V.
                                LETTER OF CREDIT

                                  NO. S550123

                              TRANSFER CERTIFICATE


ABN AMRO BANK N.V.
135 South LaSalle Street
Chicago, Illinois  60674-9135

Attention:  Trade Services

Ladies and Gentlemen:

     Reference is made to that certain Irrevocable Transferable Letter of Credit No. S550123 dated November 15,1995 (the "Letter of Credit") which has been established by the Bank in favor of ____________.

     The undersigned, a duly authorized officer or agent of [Name of Transferor], has transferred and assigned (and hereby confirms to you said transfer and assignment) all of its rights in and under said Letter of Credit to [Name of Transferee] and confirms that [Name of Transferor] no longer has any rights under or interest in said Letter of Credit.

     Transferor and Transferee have indicated on the face of said Letter of Credit that it has been transferred and assigned to Transferee.

     The undersigned, a duly authorized officer or agent of the Transferee, hereby certifies that the Transferee is a duly authorized Transferee under the terms of said Letter of

Credit and is accordingly entitled, upon presentation of the documents called for therein, to receive payment thereunder.


                                       -----------------------------------------
                                       Name of Transferor


                                       By
                                         ---------------------------------------
                                          [Title of Authorized Officer
                                           of Transferor]

                                       -----------------------------------------
                                       Name of Transferee


                                       By
                                         ---------------------------------------
                                          [Title of Authorized Officer
                                           of Transferor]






                              Page 21 of 22 Pages

                                   EXHIBIT K
                                       TO
                               ABN AMRO BANK N.V.
                                LETTER OF CREDIT

                                  NO. S550123

                              NOTICE OF EXTENSION


[TRUSTEE]
Harris Trust and Savings Bank
311 West Monroe Street
12th Floor
Chicago, Illinois  60606

Attention:

Ladies and Gentlemen:

     Reference is hereby made to that certain Irrevocable Transferable Letter of Credit No. S550123 dated November 15, 1995 (the "Letter of Credit"), established by us in your favor as Beneficiary. We hereby notify you that, in accordance with the terms of the Letter of Credit and that certain Reimbursement Agreement dated as of November 1, 1995, between [Name of Applicant] and us, the Stated Expiration Date (as defined in the Letter of Credit) has been extended to _____________, ____.

     This letter should be attached to the Letter of Credit and made a part thereof.

                                       ABN AMRO BANK N.V.

                                       By
                                         -------------------------------------
                                         Its
                                            ----------------------------------

                                       By
                                         -------------------------------------
                                         Its
                                            ----------------------------------



                              Page 22 of 22 Pages